Chemokine Therapeutics

FOR IMMEDIATE RELEASE TSX symbol: CTI

CHEMOKINE THERAPEUTICS ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION

- Raises total gross proceeds of Cdn$18.4 million from IPO transaction -

Vancouver, BC (January 31, 2005) - Chemokine Therapeutics Corp. (Toronto Stock Exchange: CTI), a biotechnology company developing drugs in the field of chemokines and cytokines, today announced that the underwriters of its recent initial public offering have exercised in full their over-allotment option and purchased an additional 2,400,000 common shares at the initial public offering price of Cdn$1.00 per share.

All of the over-allotment shares were sold by the Company.  After giving effect to the sale of the over-allotment shares, a total of 18,400,000 common shares were offered and sold by the Company in the initial public offering for gross proceeds to the Company of Cdn$18,400,000.

A syndicate of investment dealers led by Canaccord Capital Corporation and including Jennings Capital Inc., McFarlane Gordon Inc., and Wellington West Capital Inc., participated in the financing.

A registration statement relating to the shares being offered in the initial public offering was filed with and has been declared effective by the U.S. Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.  Copies of the final prospectus relating to the offering may be obtained from Chemokine Therapeutics Corp. located at 208-2386 East Mall (UBC), Vancouver, B.C., V6T 1Z3.

About Chemokine Therapeutics Corp. (www.chemokine.net)

Chemokine Therapeutics Corp. is a biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, primarily located within the bone marrow to regulate stem cell growth, differentiation and maturation. Chemokines and cytokines also play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of such diseases. Chemokine Therapeutics has two product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth.  In addition, Chemokine Therapeutics maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Procter & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine Therapeutics to collaborate on research and development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the expected use of the proceeds from the offering of Chemokine common shares and any other statements, managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those found in the "Risk Factors" section of the Company's Registration Statement on Form SB-2 on file with the SEC.  Additional risks that may cause actual results to differ from those discussed in the forward-looking statements include those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents or other filings with the Canadian and U.S. securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp.

David Karp, Chief Financial Officer

Phone: (604) 822-0301

E-mail: dkarp@chemokine.net

or,

Ian Harper, Director of Investor Relations & Corporate Development

Phone: (604) 822-0305

E-mail: iharper@chemokine.net

Fax: (604) 822-0302

Internet: www.chemokine.net

Media and Investors Ross Marshall The Equicom Group Inc. Phone: (416) 815-0700 (Ext.238) E-mail: rmarshall@equicomgroup.com Fax: (416) 815-0080